Exhibit 24.1 POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Assured Guaranty Ltd. (the “Company”) hereby constitute and appoint Dominic J. Frederico, Robert A. Bailenson and Ling Chow, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of common shares of the Company deliverable pursuant to the Assured Guaranty Ltd. Employee Stock Purchase Plan and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature Title Date /s/ Dominic J. Frederico President and Chief Executive Officer June 20, 2019 Dominic J. Frederico (Principal Executive Officer); Director /s/ Robert A. Bailenson Chief Financial Officer June 20, 2019 Robert A. Bailenson (Principal Financial Officer) /s/ Laura Bieling Chief Accounting Officer May 16, 2019 Laura Bieling (Principal Accounting Officer) /s/ Francisco L. Borges Director May 8, 2019 Francisco L. Borges /s/ G. Lawrence Buhl Director May 8, 2019 G. Lawrence Buhl /s/ Bonnie L. Howard Director May 8, 2019 Bonnie L. Howard /s/ Thomas W. Jones Director May 8, 2019 Thomas W. Jones /s/ Patrick W. Kenny Director May 8, 2019 Patrick W. Kenny /s/ Alan J. Kreczko Director May 8, 2019 Alan J. Kreczko /s/ Simon W. Leathes Director May 8, 2019 Simon W. Leathes /s/ Michael T. O’Kane Director May 8, 2019 Michael T. O’Kane /s/ Yukiko Omura Director May 8, 2019 Yukiko Omura /s/ Dominic J. Frederico Authorized Representative in June 20, 2019 Dominic J. Frederico the United States